                                                                  EXHIBIT 10.28

===============================================================================





                               EXCHANGE AGREEMENT




                                  BY AND AMONG



                      FELCOR LODGING LIMITED PARTNERSHIP,
                        a Delaware limited partnership,

                       FELCOR LODGING TRUST INCORPORATED,
                             a Maryland corporation


                                      AND


                     SIX CONTINENTS HOTELS OPERATING CORP.
                             a Delaware corporation



===============================================================================

                               TABLE OF CONTENTS

ARTICLE I.
         The Exchange......................................................  -1-
         1.1        Transfer of Exchanged Units............................  -1-
         1.2        Issuance of Exchanged Shares...........................  -2-
         1.3        Consent and Waiver of the Company and FLLP.............  -2-
         1.4        Registration Rights....................................  -2-
         1.5        Additional Covenants...................................  -2-

ARTICLE II.
         Representations and Warranties....................................  -3-
         2.1        Representations by the Company and FLLP................  -3-
         2.2        Representations by the Holder..........................  -4-

ARTICLE III.
         Conditions Precedent to the Closing of the Company and FLLP.......  -6-
         3.1        Holder's Obligations...................................  -6-
         3.2        Holder's Representations and Warranties................  -6-

ARTICLE IV.
         Conditions Precedent to the Closing of the Holder.................  -6-
         4.1        The Company's and FLLP's Obligations...................  -7-
         4.2        Representations and Warranties of the
                     Company and FLLP......................................  -7-

ARTICLE V.
         Closing and Closing Documents.....................................  -7-
         5.1        Closing................................................  -7-
         5.2        Holder's Deliveries....................................  -7-
         5.3        The Company's Deliveries...............................  -7-

ARTICLE VI.
         Miscellaneous.....................................................  -7-
         6.1        Notices................................................  -7-
         6.2        Entire Agreement; Modifications and Waivers;
                     Cumulative Remedies...................................  -9-
         6.3        Exhibits...............................................  -9-
         6.4        Successors and Assigns.................................  -9-
         6.5        Article Headings.......................................  -9-
         6.6        Governing Law..........................................  -9-
         6.7        Time Periods........................................... -10-
         6.8        Counterparts........................................... -10-
         6.9        Survival............................................... -10-
         6.10       Further Acts........................................... -10-
         6.11       Severability........................................... -10-
         6.12       Attorneys' Fees........................................ -10-

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement") is made as of October 1, 2002 by and among FelCor Lodging Limited Partnership, a Delaware limited partnership ("FLLP"), FelCor Lodging Trust Incorporated, a Maryland corporation and the sole general partner of FLLP (the "Company"), and Six Continents Hotels Operating Corp., a Delaware corporation (the "Holder").

                                    RECITALS:

         A. The Holder, as successor in interest to SixCo America, Inc. (f/k/a Bass America, Inc.), is the Assignee (as such term is defined in the Partnership Agreement) of 5,713,185 units of limited partnership interest ("Units") of FLLP (the "Exchanged Units").

         B. The Holder desires to exchange the Exchanged Units with the Company for 5,713,185 newly issued shares of common stock, par value $0.01 per share ("Common Stock") of the Company (the "Exchanged Shares") and the Company desires to issue to the Holder the Exchanged Shares in exchange for the Exchanged Units, in each case on the terms and conditions hereinafter set forth.

         C. The Holder, as successor in interest to SixCo America, Inc. (f/k/a Bass America, Inc.), has agreed to be bound by all the provisions of that certain Stockholders' and Registration Rights Agreement dated July 28, 1998 (the "Stockholders Agreement").

         D. The Company and certain other persons are parties to that certain Second Amended and Restated Agreement of Limited Partnership for FLLP dated as of December 31, 2001, as amended to date (the "Partnership Agreement").


                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                  The Exchange

         1.1 Transfer of Exchanged Units. Holder agrees to transfer and assign the Exchanged Units to the Company and the Company agrees to accept such transfer and assignment of the Exchanged Units pursuant to the terms and conditions set forth in this Agreement. The Exchanged Units shall be transferred to the Company at Closing (as defined below) free and clear of all liens, encumbrances, security interests, prior assignments or conveyances, conditions, restrictions (including any restriction on the right to vote, sell, or otherwise dispose of such securities), claims and other matters affecting title and voting rights ("Liens"), other than restrictions set forth in the Partnership Agreement.

         1.2 Issuance of Exchanged Shares. In consideration of the transfer and assignment of the Exchanged Units from the Holder, the Company agrees to issue the Exchanged Shares to the Holder and the Holder hereby agrees to accept the issuance of the Exchanged Shares, pursuant to the terms and conditions set forth in this Agreement. The Exchanged Shares shall be issued to the Holder at Closing free and clear of all Liens, other than restrictions set forth in the Stockholders Agreement or the Articles of Amendment and Restatement, as amended to date, of the Company (the "Company Charter").

         1.3 Consent and Waiver of the Company and FLLP. (a) FLLP hereby expressly consents to the transfer of the Exchanged Units as contemplated by this Agreement and irrevocably waives any and all rights under the Partnership Agreement or the Stockholders Agreement to object to or to fail to recognize or give effect to such transfer.

                  (b) The Company hereby expressly consents to the transfer of the Exchanged Units as contemplated by this Agreement and irrevocably waives any and all rights under the Partnership Agreement or the Stockholders Agreement to object to or to fail to recognize or give effect to such transfer.

         1.4 Registration Rights. The Company shall file with the Securities and Exchange Commission (the "SEC") (i) a registration statement under Rule 415 promulgated under the Securities Act of 1933, as amended (or any similar rule or regulation promulgated hereafter by the SEC), or (ii) an amendment to the existing registration statement (File No. 333-51588), with respect the resale of the Exchanged Shares, and use its reasonable best efforts to cause the same to become effective not later than six months following the Closing Date. In addition, (i) the Holder and its Permitted Transferees (as defined in the Stockholders Agreement) shall have the rights (other than with respect to the filing of a registration statement), and be subject to the limitations, set forth in the Stockholders Agreement, and (ii) the Exchanged Shares shall be deemed "Registrable Securities" for purposes of the Stockholders Agreement; provided, however, that upon presentation of reasonably acceptable documentation, the Holder shall pay, or reimburse the Company for, all expenses reasonably and necessarily incurred by it, up to a maximum of $20,000.00, in the fulfillment of its obligations under the first sentence of this Section 1.4

         1.5 Additional Covenants. The Company hereby covenants and agrees that, in its capacity as general partner of FLLP:

                  (a) for a period of two years after the Closing Date it shall not take any action to cause or permit FLLP to distribute or otherwise transfer any shares of Common Stock owned by FLLP to the Company; and

                  (b) pursuant to Section 4.5(f) of the Partnership Agreement, it shall cause the allocations contained in Article V of the Partnership Agreement to be applied to reflect the varying interests of SixCo America, Inc. and the Company during the year in which the exchange contemplated by Article I hereof occurs by allocating items attributable to the Exchanged Units for such year between SixCo America, Inc. and the Company in accordance with FLLP's usual and customary method for allocating income between a holder of Units that redeems such Units and the Company.

                                  ARTICLE II.
                         Representations and Warranties

         2.1 Representations by the Company and FLLP. The Company and FLLP hereby represent and warrant unto the Holder that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

                  (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; that the execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement (including, without limitation, the issuance of the Exchanged Shares to the Holder) have been approved by the Board of Directors of the Company and require no further action or approval of its directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Company.

                  (b) FLLP is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; that the execution and delivery of this Agreement and the performance by FLLP of its obligations under this Agreement have been approved by its general partner and require no further action or approval by FLLP's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of FLLP.

                  (c) Neither the entry into nor the performance of, or compliance with, this Agreement by either the Company or FLLP has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing corporate charter, articles of incorporation, bylaws, certificate of limited partnership, partnership agreement, mortgage, indenture, loan agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to the Company or FLLP, except to the extent waived by the Company as described in subparagraph (h) below.

                  (d) The Company is acquiring the Exchanged Units for its own account and not with a view to the distribution thereof within the meaning of
Section 2(11) of the Securities Act of 1933, as amended.

                  (e) The Exchanged Shares, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable. The Exchanged Shares will be issued to Holder free and clear of all Liens, other than restrictions set forth in the Stockholders Agreement or the Company Charter.

                  (f) No authorization, consent, approval, permit or license of, or filing with any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Exchanged Shares to the Holder by the Company) on the part of the Company or FLLP.

                  (g) The issuance, sale and delivery by the Company of the Exchanged Shares, will not conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the articles of incorporation or bylaws of the Company or the certificate of limited partnership or the Partnership Agreement, except to the extent waived by the Company as described in subparagraph (h) below; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or FLLP is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any Lien, upon any property or asset of the Company or FLLP.

                  (h) The Company has taken all action necessary to render Sections D.(2)(a) and (b) and D.(3)(a) of Article V of the Company Charter inapplicable to (i) the issuance and transfer of the Exchanged Shares to the Holder, (ii) any transfer of shares of Common Stock by the Holder to any Affiliate (as defined in the Stockholders Agreement) of the Holder, and (iii) the ownership by the Holder and its Affiliates, in the aggregate, of the greater of (A) 10,032,428 shares of Common Stock, and (B) shares of Common Stock representing 18% of the outstanding shares of Common Stock at any time.

                  (i) The Company and all of its controlled subsidiaries and affiliates do not hold assets with an aggregate fair market value of more than $50 million, except for assets that are exempt from the Hart-Scott-Rodino Antitrust Improvements Act of 1976 pursuant to 16 C.F.R. Sections 802.2, 802.3 or 802.5. For purposes of this section, "control" has meaning ascribed to it in 16 C.F.R. Section 801.1(b).

         2.2 Representations by the Holder. The Holder hereby represents and warrants unto the Company and FLLP that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing
Date:

                  (a) The Holder is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; that the execution and delivery of this Agreement and the performance by the Holder of its obligations under this Agreement have been approved by the Board of Directors of the Holder and require no further action or approval of the Holder's directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Holder.

                  (b) Neither the entry into nor the performance of, or compliance with, this Agreement by the Holder has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing corporate charter, certificate of incorporation, bylaw, mortgage indenture, loan agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to the Holder.

                  (c) (i) The Holder, as Assignee (as defined in the Partnership Agreement), is the sole owner of the Exchanged Units, (ii) the Exchanged Units are free and clear of all Liens, other than restrictions set forth in the Partnership Agreement, and (iii) the Holder has not granted any other person or entity an option to purchase or a right of first refusal upon the Exchanged Units.

                  (d) Assuming the representation and warranty set forth in
Section 2.1(i) is true and correct, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Holder, other than for purposes of the Stockholders Agreement, the approval of the Board of Directors of the Company of the transactions contemplated by this Agreement.

                  (e) The Holder is familiar with the business and financial condition of the Company, and is not relying upon any representations made to it by the Company or any of its officers, employees or agents that are not contained or referred to herein.

                  (f) The Holder is aware of the risks involved in making an investment in the Common Stock. The Holder has had an opportunity to ask questions of, and to receive answers from, the Company or a person or persons authorized to act on their behalf, concerning the terms and conditions of the investment in the Common Stock contemplated hereby and the financial condition, affairs and business of the Company. The Holder confirms that all documents, records and information pertaining to the investment in the Common Stock contemplated hereby that have been requested by it have been made available or delivered to it prior to the date hereof.

                  (g) The Holder understands that the Exchanged Shares have not been registered under the Securities Act of 1933, as amended, or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Exchanged Shares are being acquired by Holder solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws, and except as previously disclosed to the Company, Holder has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale. Holder understands that the Exchanged Shares will contain appropriate legends reflecting the requirement that the Exchanged Shares not be resold by Holder without registration under such laws or the availability of an exemption from such registration.

                  (h) The Holder is an accredited investor as that term is defined in Rule 501 of Regulation D of the SEC.

                  (i) The Holder has obtained from its own counsel advice regarding the tax consequences of the exchange of the Exchanged Units for the Exchanged Shares. The Holder further represents and warrants that it has not relied on the Company, FLLP, or their representatives or counsel for such tax advice.


                                  ARTICLE III.
           Conditions Precedent to the Closing of the Company and FLLP

         In addition to any other conditions set forth in this Agreement, the Company's and FLLP's obligations to consummate the Closing are subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article III, all of which shall be conditions precedent to the Company's and FLLP's obligations under this Agreement.

         3.1 Holder's Obligations. The Holder shall have performed all obligations of Holder hereunder which are to be performed prior to Closing.

         3.2 Holder's Representations and Warranties. The Holder's representations and warranties set forth in Section 2.2 shall be true and correct in all material respects as if made again on the Closing Date.


                                  ARTICLE IV.
               Conditions Precedent to the Closing of the Holder

         In addition to any other conditions set forth in this Agreement, the Holder's obligations to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article IV, all of which shall be conditions precedent to the Holder's obligations under this Agreement.

         4.1 The Company's and FLLP's Obligations. The Company and FLLP shall have performed all obligations of the Company and FLLP, respectively, hereunder which are to be performed prior to Closing.

         4.2 Representations and Warranties of the Company and FLLP. The Company's and FLLP's representations and warranties set forth in Section 2.1 shall be true and correct in all material respects as if made again on the Closing Date.

                                   ARTICLE V.
                         Closing and Closing Documents

         5.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at the offices of the Holder in Atlanta, Georgia, or such other place as is mutually agreeable to the parties, at 12:00 noon on October 1, 2002 (the "Closing Date"), or as otherwise set by agreement of the parties.

         5.2 Holder's Deliveries. At the Closing and at the Holder's sole cost and expense, the Holder shall deliver the following to the Company in addition to all other items required to be delivered to the Company by the Holder:

                  (a) Certificate for Contributed Assets. Certificate(s) representing the Exchanged Units, duly endorsed for transfer.

                  (b) Authority Documents. Evidence satisfactory to the Company that the person or persons executing the closing documents on behalf of the Holder have full right, power and authority to do so.

         5.3 The Company's Deliveries. At the Closing, and at the Company's sole cost and expense, the Company shall deliver the following to the Holder:

                  (a) Certificate for Exchanged Shares. A certificate duly issued by the Company in the name of the Holder as of the Closing Date representing the Exchanged Shares.

                  (b) Authority Documents. Evidence satisfactory to the Holder that the person or persons executing the closing documents on behalf of the Company have full right, power and authority to do so.

                                  ARTICLE VI.
                                 Miscellaneous

         6.1 Notices. Any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. The Company and FLLP's address for all purposes under this Agreement shall be the following:

                  c/o FelCor Lodging Trust Incorporated
                  545 E. John Carpenter Frwy., Suite 1300
                  Irving, Texas 75062
                  Attention: General Counsel
                  Fax No. (972) 444-4949

         with a copy to:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Ave., Suite 3200
                  Dallas, Texas  75202-2799
                  Attention: Robert W. Dockery
                  Fax No. (214) 855-4300

The Holder's address for all purposes under this Agreement shall be the following:

                  Six Continents Hotels Operating Corp.
                  Three Ravinia Drive
                  Suite 100
                  Atlanta, Georgia 30346-2149
                  Attention: General Counsel
                  Fax No. (770) 604-8551

         with a copy to:

                  Six Continents Hotels, Inc.
                  Three Ravinia Drive
                  Suite 100
                  Atlanta, Georgia 30346-2149
                  Attention: Vice President-Tax
                  Fax No. (770) 604-2090

         with a further copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017

                  Attention: Michael Mollerus
                  Fax No. (212) 450-4800

Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

         6.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Company, FLLP or the Holder upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Company, FLLP or the Holder of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to the Company, FLLP or the Holder either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         6.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

         6.4 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by the Company, FLLP or the Holder without the prior approval of the other parties hereto. This Agreement shall be binding upon, and inure to the benefit of, the Company, FLLP and the Holder and their respective legal representatives, successors, and permitted assigns. The rights and obligations of the Holder under Section 1.4 hereof may be assigned by the Holder to any Permitted Transferee of the Exchanged Shares.

         6.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

         6.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

         6.7 Time Periods. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Delaware, or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         6.8 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. A facsimile copy of a signature page shall be deemed to be an original signature page.

         6.9 Survival. All covenants and agreements contained in the Agreement which contemplate performance after the Closing Date shall survive the Closing, and all representations, warranties and indemnities contained in this Agreement shall expressly survive the Closing for a period of three (3) years.

         6.10 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by FLLP, the Company and the Holder, FLLP, the Company and the Holder shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, instruments and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

         6.11 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         6.12 Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

         IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

                              FLLP:

                              FELCOR LODGING LIMITED PARTNERSHIP,
                              a Delaware limited partnership

                              By: FelCor Lodging Trust Incorporated, a Maryland corporation, its sole general partner

                              By:   /s/ LAWRENCE D. ROBINSON
                                  ----------------------------------------
                                   Name: Lawrence D. Robinson
                                   Title: Executive Vice President &
                                            General Counsel


                              THE COMPANY:

                              FELCOR LODGING TRUST INCORPORATED,
                              a Maryland corporation

                              By:   /s/ LAWRENCE D. ROBINSON
                                   ---------------------------------------
                                   Name: Lawrence D. Robinson
                                   Title: Executive Vice President &
                                            General Counsel


                              THE HOLDER:

                              SIX CONTINENTS HOTELS OPERATING CORP.,
                              a Delaware corporation

                              By:     /s/ ROBERT J. CHITTY
                                   ---------------------------------------
                                   Name:    Robert J. Chitty
                                   Title:   Vice President